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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 23, 2008

SINO CHARTER INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53155
(State or other jurisdiction of incorporation)	(Commission File No.)

904 Building 4A
Garden City, Shekou, Shenzhen
Guangdong, PRC 518067
(Address of principal executive offices and Zip Code)

(U.S.) 213-291-8052
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

     On June 23, 2008, we terminated Williams & Webster, P.S., 601 West Riverside, Suite 1940, Spokane, Washington 99201 as our independent registered public accounting firm. The decision to dismiss Williams & Webster, P.S. as our independent registered public accounting firm was approved by our Board of Directors on June 23, 2008. Except as noted in the paragraph immediately below, the reports of Williams & Webster, P.S.’s financial statements for the years ended November 30, 2007 and November 30, 2006 and for the period October 30, 2006 through November 30, 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     The report of the Williams & Webster, P.S. on our financial statements as of and for the years ended November 30, 2007 and November 30, 2006 and for the period October 30, 2006 through November 30, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

     During the years ended November 30, 2007 and November 30, 2006 and for the period October 30, 2006 through November 30, 2007, and through June 23, 2008 we have not had any disagreements with Williams & Webster, P.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Williams & Webster, P.S.’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

     During the years ended November 30, 2007 and November 30, 2006, and through June 23, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     On June 25, 2008, we delivered a copy of this report to Williams & Webster, P.S. Williams & Webster, P.S. issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Williams & Webster, P.S.’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

     On June 23, 2008, we engaged Malone & Bailey, P.C., Independent Registered Public Accounting Firm, 2925 Briarpark, Suite 930, Houston, Texas 77042, telephone (713) 343-4200 an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Malone & Bailey, P.C. on any accounting issues prior to engaging them as our new auditors.

     During the two most recent fiscal years and through the date of engagement, we have not consulted with Malone & Bailey, P.C. regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Malone & Bailey, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	16.1	Letter from Williams & Webster, P.S.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 26th day of June 2008.

SINO CHARTER INC.

BY:	BRADLEY W. MILLER
Bradley W. Miller
President, Principal Executive Officer,
Secretary/Treasurer, Principal Financial
Officer, Principal Accounting Officer and a
member of the Board of Directors.